EXHIBIT 24
                           FORM OF POWER OF ATTORNEY


          The undersigned, in his capacity as a director or officer, or both, as the case may be, of Shoreline Financial Corporation, does hereby appoint DAN L. SMITH and WAYNE R. KOEBEL and each of them severally, his attorneys or attorney to execute in his name, place and stead an Annual Report of Shoreline Financial Corporation on Form 10-K for its fiscal year ended December 31, 1994, and any and all amendments thereto, and to file it with the Securities and Exchange Commission.


     Date                                    Signature


_________________, 1995                 ___________________________________


          A power of attorney in substantially similar form to that above has been executed by the following persons:

                    Louis A. Desenberg
                    Merlin Hanson
                    Thomas T. Huff
                    Ronald F. Kinney
                    James E. LeBlanc
                    L. Richard Marzke
                    James F. Murphy
                    Robert L. Starks
                    Jeffrey H. Tobian
                    Harry C. Vorys
                    Hyman Warshawsky
                    Ronald L. Zile